UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

DESTINY MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28259	84-1516745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 – 189 National Ave
 Vancouver, British Columbia, Canada V6A 4L8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 609-7736

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2022, the Board of Directors of Destiny Media Technologies Inc. (the "Company"), appointed Olya Massalitina, CPA, as the Company's Chief Financial Officer. The appointment was effective on April 13, 2022. Mrs. Massalitina is a Chartered Professional Accountant (CPA) with over 10 years of accounting, audit, and financial reporting experience. Mrs. Massalitina has provided financial reporting services to a variety of public and private companies in different industries.

There are no arrangements or understandings between Mrs. Massalitina and any other persons pursuant to which Mrs. Massalitina was selected as an officer of the Company.

There are no family relationships between Mrs. Massalitina and any other director or executive officer of the Company, and there are no transactions which would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into, adopted, otherwise commenced, or made any material amendment to any material plan, contract or arrangement (written or otherwise) with Mrs. Massalitina in connection with her appointment as Chief Financial Officer, and the Company has not modified or made any grant or award under any such plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: April 13, 2022
	By:	/s/ FRED VANDENBERG
FRED VANDENBERG
Chief Executive Officer, President and Secretary